UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Amendment No. 1

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Longwei Petroleum Investment Holding Limited

No. 30 Guanghau Street, Xiaojingyu Xiang, Wan Bailin District

Taiyuan City, Shanxi Province, China P.C. 030024

To The Shareholders of Longwei Petroleum Investment Holding Limited:

Longwei Petroleum Investment Holding Limited (the “Company”) is mailing to shareholders this amendment to its 2011 Proxy Statement (the “Amendment”), originally filed with the Securities and Exchange Commission on November 7, 2011 (the “2011 Proxy Statement”) in order to reflect a change in the record date for a determination of shareholders entitled to notice of, and to vote at, its 2011 Annual Shareholder Meeting to be held on December 15, 2011 (The “Annual Meeting”).  The Record Date for the Annual Meeting has been changed from October 26, 2011 (the “Prior Record Date”) to November 21, 2011 (the “Current Record Date”).  Shareholders of record as of the Prior Record Date will not be eligible to vote at the Annual Meeting, based on their status as a shareholder on the Prior Record Date (unless they continue to be a shareholder of record as of the Current Record Date).  Shareholders of record as of the Current Record Date will receive this Amendment in conjunction with the 2011 Proxy Statement and proxy card in order to notify them of the change in the record date and that they are entitled to vote at the Annual Meeting.  Except as described above, no other changes have been made to the 2011 Proxy Statement.  This supplemental information should be read in conjunction with the 2011 Proxy Statement.

By the Order of the Board of Directors
/s/ Cai Yongjun
Cai Yongjun
Chief Executive Officer and Chairman of the Board of Directors

Dated: November 21, 2011